UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition.

On July 29, 2010, Cobra Electronics Corporation (the “Company”) released earnings information for the quarter ended June 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, the Company announced the retirement of Mr. Anthony A. Mirabelli, Senior Vice President, Marketing and Sales, from the Company and the promotion of Ms. Sally A. Washlow to the position of Senior Vice President, Marketing and Sales. Ms. Washlow assumed the position of Senior Vice President, Marketing and Sales, on July 28, 2010.

Ms. Washlow, age 39, has served in positions of increasing responsibility since joining the Company in January 2002.  From April 2004 to May 2006, Ms. Washlow served as Senior Director, Consumer Product Management, and was promoted to Vice President, Marketing—Consumer Products, in May 2006.  Since September 2007, Ms. Washlow has served as Vice President, Product Development & Marketing.

Item 9.01.       Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Press release dated July 29, 2010 issued by Cobra Electronics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

	By:	/s/ Michael Smith
	Name:	Michael Smith
	Title:	Senior Vice President and Chief Financial Officer

Date: July 29, 2010

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

99.1	Press release dated July 29, 2010 issued by Cobra Electronics Corporation